UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Oil Fund, LP	USO	NYSE Arca, Inc.

Item 8.01. Other Events

On April 28, 2020 after the close of trading on NYSE Arca, Inc., the United States Oil Fund, LP (the “Fund”), effected a one-for-eight reverse share split, and post-split shares of the Fund begin trading on April 29, 2020. The Fund previously announced the reverse share split in its press release dated April 22, 2020. As a result of the reverse share split, every eight pre-split shares of the Fund were automatically exchanged for one post-split share. Immediately prior to the reverse share split there were 1,482,900,000 shares of the Fund issued and outstanding, each representing a net asset value (“NAV”) of $2.04. Immediately after the reverse share split and pre-settlement, the number of issued and outstanding shares of the Fund decreased to 185,362,500, not accounting for the treatment of fractional shares, and the net asset value relating to each share increased to $16.35. Shareholders of the Fund otherwise entitled to fractional shares as a result of the reverse share split will receive cash in lieu of such fractional shares. In connection with the reverse share split, the CUSIP number of the Fund shares changed to 91733T505. The Fund’s ticker symbol, “USO”, remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: April 28, 2020	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	President and CEO